UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 19, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Good Times Restaurants Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on January 16, 2018 (the “Original Filing”). The Original Filing reported the resignations of Charles Jobson and Robert J. Stetson from the board of directors of the Company (the “Board”).  The sole purpose of this Amendment is to include the response from each of Messrs. Jobson and Stetson to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, the Company received a letter from each of Messrs. Jobson and Stetson (the “Response Letters”) stating that each disagreed with certain disclosures concerning their resignation from the Board as disclosed in the Original Filing.  Copies of the Response Letters are attached as Exhibit 17.3 and 17.4 to this Amendment and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
17.3	Letter, dated January 19, 2018, from Charles Jobson to the Board of Directors of Good Times Restaurants Inc.

17.4	Letter, dated January 19, 2018, from Robert J. Stetson to the Board of Directors of Good Times Restaurants Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: January 23, 2018	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer